Exhibit 99.(j)(1)

250 WEST 55TH STREET NEW YORK, NY 10019-9601 TELEPHONE: 212.468.8000 FACSIMILE: 212.468.7900 WWW.MOFO.COM

MORRISON & FOERSTER LLP

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TOKYO, WASHINGTON, D.C.

April 15, 2015

The Victory Variable Insurance Funds
3435 Stelzer Road
Columbus, Ohio 43219

Re:                             The Victory Variable Insurance Funds
Post-Effective Amendment No. 28
File No. 333-62051; ICA No. 811-8979

Ladies and Gentleman:

We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 28 to Registration Statement No. 333-62051.

Sincerely,

/s/Morrison & Foerster LLP

Morrison & Foerster LLP